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                                                                EXHIBIT 23.13

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-xxxxx) pertaining to the OneMain.com, Inc. Employee Stock Purchase Plan of our report dated January 14, 1999 with respect to the financial statements of Internet Access Group, Inc. included in the Registration Statement on Form S-4 (333-77063) and related prospectus of OneMain.com, Inc., filed with the Securities and Exchange Commission.

                                                        /s/ Ernst & Young LLP


Jacksonville, Florida
May 13, 1999